STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (this “Agreement”), dated as of October 3, 2018 (the “Grant Date”), is between (the “Optionee”) and Generex Biotechnology Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Optionee is an director, consultant or employee of the Company or the Company’s subsidiaries; and

WHEREAS, the Company desires to create an incentive for the Optionee in the performance of his duties to and for the benefit of the Company and its subsidiaries by granting him an option to purchase shares of the Company’s Common Stock.

NOW, THEREFORE, the Optionee and the Company hereby agree as follows:

1.                  Definitions. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company, par value $.0001 per share.

“Company” has the meaning specified in the preamble hereto.

“Exercise Price” has the meaning specified in Section 2 hereof.

“Family Trust” means, with respect to any individual, any trust created for the benefit of one or more of such individual’s Related Persons and controlled by such individual.

“Grant Date” has the meaning specified in the preamble hereto.

“Option” has the meaning specified in Section 2 hereof.

“Optionee” has the meaning specified in the preamble hereto.

“Optioned Shares” has the meaning specified in Section 2 hereof.

“Plan” means the Company’s 2017 Equity Incentive Plan attached hereto as Exhibit A.

“Related Persons” means, with respect to any individual, such individual’s parents, spouse, children and grandchildren.

“Vested Optioned Shares” has the meaning specified in Section 5 below.

2.                  Grant of Option. Subject to the terms and conditions set forth herein and pursuant to the Plan, the Company grants to the Optionee an option (the “Option”) to purchase from the Company all or any part of shares of Common Stock (the “Optioned Shares”), at a price of $2.23 per Optioned Share (the “Exercise Price”).

3.                  Character of Option. Type of option (check one):

_____ Incentive Stock Option; _____ Nonqualified Stock Option

Note: If more than $100,000 in value of Optioned Shares under this option (based on the Exercise Price) becomes exercisable in any calendar year, the excess shall be deemed a Nonqualified Stock Option even if "Incentive Stock Option" is checked above

4.                  Duration of Option. The Option shall terminate in its entirety on the earliest of (i) the tenth (10th) anniversary of the Grant Date or (ii) such earlier time as the Option may terminate in accordance with the Plan.

5.                  Exercise of Option.

(a)       At any time after the Grant Date and prior to the termination of the Option pursuant to Section 4 above, the Optionee shall have the right to exercise the Option for all or a portion of the Optioned Shares which have become “Vested Optioned Shares” as of the date of exercise determined in accordance with this paragraph. The Optioned Shares shall become Vested Option Shares, subject to the other provisions set forth herein and in the Plan [check one]

As to all Option Shares on the Grant Date; or

as to ________________ Optioned Shares on the [first anniversary of the Grant Date and subsequent anniversary or the Grant Date (each a “Vesting Date”)]; provided that on such Vesting Date Optionee is serving as an employee, consultant or director of the Company.

(b)       Subject to Section 4 hereof, exercise of the Option may be effected in the manner specified in the Plan.

6.                  Transfer of Option. During the Optionee’s lifetime, the Option may be exercised only by the Optionee. Except for a transfer of the Option to the Optionee’s Related Persons or a Family Trust by will or operation of law after the Optionee’s death, the Option and all rights granted hereunder may not be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any transfer of the Option in violation of this Section 6 shall be void and will result in the immediate termination of the Option.

7.                  Incorporation of Plan Terms. This Option is granted subject to all of the applicable terms and provisions of the Plan. Optionee acknowledged receipt of a copy of the Plan

8.                  Limitation of Rights in Optioned Shares. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Optioned Shares except to the extent that the Option shall have been exercised with respect thereto and, in addition, a stock certificate therefor shall have been delivered to the Optionee.

9.                  Communication. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by email, as follows:

(a)               if to an Optionee, at such address set forth after Optionee’s name on the signature page hereto; and

(b)               if to the Company, at:

Generex Biotechnology Corporation

10102 USA Today Way

Miramar, FL 33026

Email:

Attention: CEO

Any such notice shall be effective (i) if delivered personally, when received, (ii) if sent by overnight courier, when receipted for, (iii) if mailed, five (5) days after being mailed as described above and (iv) if sent by written telecommunication, when dispatched.

10.              Governing Law. This Agreement and the obligations of the parties hereunder shall be deemed to be a contract under seal and shall for all purposes be governed by and construed in accordance with the internal laws of the State of Delaware without reference to principles of conflicts of law.

11.              Successors and Assigns. This Agreement shall be binding upon any successor or assign of either the Company or the Optionee, and upon any executor, administrator, trustee, guardian, or other legal representative of the Optionee.

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IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the date and year first above written.

THE COMPANY:	GENEREX BIOTECHNOLOGY CORPORATION

By: _________________________
Name: Joseph Moscato
Title: President and CEO

THE OPTIONEE:	____________________________
Name:
Address:

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Exhibit A

2017 Equity Incentive Plan